EXHIBIT 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This First Amendment to Credit Agreement and Waiver (this “Amendment”) is dated as of June 3, 2002, and is entered into by and among El Pollo Loco, Inc., a Delaware corporation (the “Borrower”), EPL Intermediate, Inc., a Delaware corporation (“Intermediate”), the various financial institutions whose names appear as lenders on the signature pages to the Credit Agreement (as defined below) (together with any other financial institution which subsequently becomes a ‘Lender’ under the Credit Agreement, the “Lenders”), SunTrust Bank (formerly known as SunTrust Bank, Atlanta), as Issuing Bank (together with any other Person who may hereafter be designated an issuing bank, the “Issuing Banks”) and SunTrust Bank (formerly known as SunTrust Bank, Atlanta), as Agent (the “Agent”) on behalf of itself, the Lenders and the Issuing Banks (each of the Lenders, the Issuing Banks and the Agent hereafter, collectively, the “Bank Group”).

RECITALS:

WHEREAS, the Borrower, Intermediate and the Bank Group, are parties to that certain Credit Agreement dated as of December 29, 1999 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, certain Specified Events of Default (as hereinafter defined) are existing and the Borrower and Intermediate have requested that the Agent and the Majority Lenders waive the Specified Events of Default, and the Agents and the Majority Lenders are willing to waive the Specified Events of Defaults upon the terms and conditions set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 REFERENCE TO CREDIT AGREEMENT. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement unless the context clearly requires otherwise.

1.2 DEFINITIONS. The following term(s) used in this Amendment shall have the meaning(s) set forth below:

“Specified Events of Default” means collectively, the failure of the Borrower to comply with Sub-sections 3.4(a), 3.4(b), 3.4(c), 3.4(d) and 3.4(g) of the Credit Agreement, Conditions Subsequent.

SECTION 2. WAIVER AND CONSENT

2.1 WAIVER. Subject to the effectiveness of this Amendment as set forth in Section 6.2 hereof and the satisfaction of the conditions subsequent set forth in Section 6.3 hereof, the Majority Lenders hereby waive the Specified Events of Default and agree to refrain from exercising any of their rights and remedies under the Credit Agreement or any of the other Loan Documents that may exist by virtue of the Specified Events of Default.

2.2 CONSENT. Notwithstanding anything set forth to the contrary in Section 7.4(c) of the Credit Agreement, Restricted Payments and Purchases, so long as the aggregate purchase price paid by the Borrower therefor does not exceed $600,000, the Majority Lenders hereby consent to the Borrower’s purchase of certain Capital Stock owned by the estate of Chris Slaughter.

2.3 STRICT COMPLIANCE. Except as expressly provided herein, the execution and delivery of this Amendment shall not: (a) constitute an extension or modification of any aspect of the Credit Agreement or the other Loan Documents; (b) extend the terms of the Credit Agreement or the due date of any of the Obligations thereunder or in any other Loan Document; (c) give rise to any obligation on the part of the Lenders to extend, modify or waive any term or condition of the Credit Agreement or any of the other Loan Documents; or (d) give rise to any defenses or counterclaims to the right of the Bank Group to compel payment of the Obligations or to otherwise enforce their rights and remedies under the Credit Agreement and the other Loan Documents. Except as expressly limited herein, the Bank Group hereby expressly reserve all of their rights and remedies under the Loan Documents and under applicable law.

SECTION 3. AMENDMENTS AND MODIFICATIONS TO THE CREDIT AGREEMENT

3.1 AMENDMENT TO ARTICLE 1 OF THE CREDIT AGREEMENT. Article 1 of the Credit Agreement, Definitions, is hereby amended by

(a) deleting therefrom the definition of “Excess Cash Flow” and substituting the following in lieu thereof:

“Excess Cash Flow” shall mean, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, an amount representing (a) the sum of (i) EBITDA (excluding non-cash elements of EBITDA) for such period, and (ii) decreases in Working Capital during such period minus (b) the sum of (i) Capital Expenditures made during such period, (ii) payments of principal made or required to be made with respect to Funded Debt during such period (including voluntary and mandatory prepayments), (iii) dividends paid under Section 7.4, (iv) cash income tax payments during such period, (v) cash Interest Expense during such period, (vi) increases in Working Capital during such period; (vii) permitted payments of management fees and expenses under the Management Consulting Agreement, (vii) the aggregate purchase price paid by the Borrower not in excess of $600,000 with respect to the Borrower’s purchase of certain Capital Stock owned by the estate of Chris

Slaughter and (viii) other cash payments associated with closed store reserves.”

(b) inserting the following definition in alphabetical order therein:

“First Amendment” shall mean that certain First Amendment to Credit Agreement and Waiver, among the Borrower, Intermediate, the Lenders, the Issuing Bank, and the Agent, dated as of June 3, 2002.

3.2 AMENDMENTS TO ARTICLE 7 OF THE CREDIT AGREEMENT. Article 7 of the Credit Agreement, Negative Covenants, is hereby amended as follows:

(a) Section 7.7 of the Credit Agreement, Liquidation; Change in Ownership, Name or Year; Disposition or Acquisition of Assets, is hereby amended and modified by

(i) deleting Section 7.7(b) in its entirety and substituting the following in lieu thereof:

“(b) Sell, lease (as landlord, lessor or sublessor) (other than in the ordinary course of business), abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business except for (i) the sale of Inventory in the ordinary course of business at the fair market value thereof, (ii) physical assets used, consumed or otherwise disposed of in the ordinary course of business, (iii) sales, transfers or other dispositions to the Borrower or any Subsidiary of the Borrower, (iv) sales of overdue accounts receivable in connection with the collection thereof in the ordinary course of business but not in connection with a receivables securitization transaction and (v) sale-leaseback transactions, and except that the Borrower may sell, lease or otherwise dispose of (1) Turnkey Properties which are Agreement Date Properties having an aggregate sale value not to exceed $2,500,000 during the term of this Agreement, (2) Turnkey Properties which are Post Agreement Date Properties having an aggregate sale value not to exceed $5,000,000 during any fiscal year, (3) other property in connection with the closure of restaurants in an amount not to exceed $1,000,000 during any fiscal year, (4) other assets with an aggregate sale value not greater than $250,000 sold during any fiscal year, and (5) those properties identified on Schedule 1 to the First Amendment (the “Scheduled Properties”) so long as, the Net Cash Proceeds from such sales do not, on a cumulative basis with respect to all aggregate Net Cash Proceeds with respect to the Scheduled Properties received during the Borrower’s 2002 or 2003 fiscal years (as determined on the last day of each such fiscal year), amount to less than eighty-five percent (85%) of the Offer/Proposed Sale Price (as identified thereon) for all Scheduled Properties sold, leased or otherwise disposed of as of such date (and giving effect to the proposed disposition) and, in each case, so long as all such Net Cash Proceeds are applied to the Loans as required by Section 2.6(d) or re-invested as permitted by Section 2.6(d) and any non-cash proceeds shall be pledged to the Agent pursuant to the Security Agreement or other document or agreement in form and substance reasonably satisfactory to the Agent;”

(ii) deleting Section 7.7(d) in its entirety and substituting the following in lieu thereof:

“Acquire (i) all or any substantial part of the assets, property or business of, or (ii) any assets that constitute a division or operating unit of the business of, any other Person; provided, however, that (x) the Borrower and its Subsidiaries shall be permitted to make any such acquisition so long as no Default or Event of Default exists or would be caused thereby and so long as the aggregate purchase price for all such acquisitions does not exceed $1,000,000 in the aggregate and (y) the Borrower shall be permitted to acquire restaurants from its franchisees and interest in real estate on which a restaurant is located or on which the Borrower intends to build a restaurant, in each such case, provided that with respect to fee-owned real property the Agent and the Lenders shall have received all Mortgages, security agreements, UCC-1 financing statements, UCC-3 termination statements, payoff letters, mortgage release documents, title search reports, title insurance commitments, legal opinions, environmental Phase I reports (on properties in which the Borrower or a Subsidiary of the Borrower acquires a fee interest after the Agreement Date), a report of an environmental consulting firm reporting its review of regulatory environmental site data bases and such other documents, agreements, instruments and certificates as reasonably required by Agent or as necessary or desirable to grant to the Agent a duly perfected, first priority Lien on such acquired assets subject only to Permitted Liens.”

(b) Section 7.11 of the Credit Agreement, Capital Expenditures, is hereby amended and modified by deleting such section in its entirety and substituting the following in lieu thereof:

“Capital Expenditures. The Borrower shall not make or incur in the aggregate any Capital Expenditures, which in any event shall include the purchase price (except for that portion of the purchase price which is funded by or associated with Capital Lease Obligations) for assets acquired in accordance with Section 7.7(d) hereof, exceed (a) during fiscal year 2002, $17,000,000 and (b) during each fiscal year thereafter, $14,000,000; provided, however, that if Capital Expenditures in any fiscal year are less than the aggregate amount permitted in such year, the excess permitted amount for such fiscal year (without giving effect to any amount carried forward from the previous year) may be carried forward to the next succeeding fiscal year.”

SECTION 4. REPRESENTATIONS AND WARRANTIES

In consideration of the limited agreement of the Majority Lenders to forbear from the exercise of their rights and remedies as set forth above, the Borrower and Intermediate hereby represent and warrant to the Majority Lenders as of the date hereof as follows:

4.1 DUE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Amendment by the Borrower and Intermediate are within their corporate powers and the same has been duly authorized by all necessary corporate actions, and this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Intermediate in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

4.2 AFFIRMATION OF BINDING OBLIGATIONS. All Loan Documents (as the same may be amended, restated, supplemented or otherwise modified from time to time) including, without limitation, the Credit Agreement, the Notes, the Security Agreement and each of the other Loan Documents constitute valid and legally binding obligations of the Borrower and Intermediate enforceable against the Borrower and Intermediate in accordance with the terms thereof and as amended hereby, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

4.3 ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, and other papers and data relating to the Borrower and Intermediate furnished to the Agent and the Lenders were, at the time the same were so furnished, complete and correct in all material respects in light of all such information, reports and other papers and data taken as a whole at such time. With respect to projections, estimates and forecasts given to the Agent and the Lenders, such projections, estimates and forecasts are based on the Borrower’s and Intermediate’s good faith assessment of the future of the business at the time made. The Borrower and Intermediate had a reasonable basis for such assessments at the time made and at the time made believe such projections to be fair and reasonable in light of the historical performance of the Borrower and current and reasonably foreseeable business conditions and there are no facts or circumstances existing at the time such projections are furnished which would, individually or in the aggregate, reasonably be expected to cause a material adverse change in such projections. It is recognized that such projections, estimates and forecasts are subject to significant contingencies and uncertainties, many of which are beyond the control of the Borrower and Intermediate, and that no assurances are given that such projections, estimates and forecasts will be achieved.

SECTION 5. RELEASE

5.1 RELEASE. As further consideration to induce the Majority Lenders to execute, deliver and perform this Amendment, each of the Borrower and Intermediate represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which the Borrower or Intermediate may have, or claim to have, against the Bank Group, or any of them, with respect to the subject matter hereof, the Loan Documents or matters relating thereto, and the Borrower and Intermediate hereby releases, acquits and forever discharges the Bank Group, and each of them, and their respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent that the Borrower and Intermediate may have, or claim to have, against each of the such Released Parties with respect to the subject matter hereof, the Loan Documents or matters relating thereto from the beginning of time until and through the dates of execution and delivery of this Amendment.

SECTION 6. MISCELLANEOUS

6.1 ACKNOWLEDGMENT OF VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. To the extent of any inconsistencies between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement and other Loan Documents, this Amendment shall govern. In all other respects, the Credit Agreement and other Loan Documents shall remain in full force and effect. The Borrower and Intermediate expressly acknowledge and agree that the Credit Agreement and other Loan Documents are valid and enforceable by the Bank Group, and expressly confirm, ratify and reaffirm that the respective Loan Documents to which each is a party, secure the full amount of the Obligations of the Borrower and Intermediate under the Credit Agreement and other Loan Documents, free and clear of all defenses, offsets and counterclaims of any kind or nature. Each of the Borrower and Intermediate further expressly acknowledges and agrees that the Bank Group has a valid, duly perfected and fully enforceable security interest in and Lien against each item of Collateral. The Borrower and Intermediate agree that they shall not dispute the validity or enforceability of the Credit Agreement and other Loan Documents or any of their obligations thereunder, or the validity, priority, enforceability or extent of the Bank Group’s security interest in or Lien against any item of Collateral.

6.2 CONDITIONS PRECEDENT. This Amendment shall become effective and be deemed effective as of the date hereof, upon the occurrence of each of the following, to the satisfaction of the Majority Lenders:

(a) This Amendment shall have been duly executed and delivered by the Borrower, Intermediate and the Majority Lenders;

(b) The Agent shall have indefeasibly received, in cash, from the Borrower a non-refundable fee paid by the Borrower in the amount of $110,530.00, which fee shall be fully-earned as of the date of this Amendment (the “Amendment Fee”). The Borrower and the Lenders agree that the Amendment Fee shall be paid to the Agent for the pro rata benefit of those members of the Bank Group for whom the Agent shall have received evidence of the execution and delivery of this Amendment;

(c) The Agent shall have received payment by the Borrower of all outstanding and unpaid reasonable out-of-pocket costs and expenses of the Agent as required pursuant to Section 10.2(c) of the Credit Agreement (to the extent previously invoiced); and

(d) The Majority Lenders shall have received such other documents as the Majority Lenders may request, in form and substance satisfactory to the Agent.

6.3 CONDITIONS SUBSEQUENT. Not later than July 31, 2002, the Borrower agrees to comply with and perform the following:

(a) With respect to each property in which the Borrower or a Subsidiary of the Borrower has acquired a fee interest after the Agreement Date, the Agent shall have received Mortgages, security agreements, UCC-1 financing statements, UCC-3 termination statements, payoff letters, mortgage release documents, title search reports, title insurance commitments, legal opinions, environmental Phase I reports, a report of an environmental consulting firm reporting its review of regulatory environmental site data bases and such other documents, agreements, instruments and certificates as may be reasonably required by Agent or as necessary or desirable to grant to the Agent a duly perfected, first priority Lien on such acquired assets subject only to Permitted Liens.

6.4 AMENDMENTS. No amendment or modification of any provision of this Amendment shall be effective without the written agreement of the Majority Lenders, and no termination or waiver of any provision of this Amendment, or consent to any departure by the Borrower or Intermediate therefrom, shall in any event be effective without the written concurrence of the Majority Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

6.5 STRICT COMPLIANCE. The Agent’s or the Majority Lenders’ failure, at any time or times hereafter, to require strict performance by the Borrower with any provision or term of this Amendment shall not waive, affect or diminish any right of the Agent or the Majority Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent or the Majority Lenders of a current Default or any other Event of Default shall not, except as may be expressly set forth herein, suspend, waive or affect any current Default or any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or Intermediate contained in this Amendment, the Credit Agreement or any of the other Loan Documents, and no current Default or other Event of Default shall be deemed to have been suspended or waived by the Agent or the Lenders unless such suspension or waiver is in writing and signed by the Agent or the Majority Lenders.

6.6 SOLE BENEFIT OF PARTIES. This Amendment is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have any right, benefit or interest under or because of the existence of this Amendment.

6.7 TIME OF THE ESSENCE. Time is of the essence with respect to this Amendment.

6.8 SECTION TITLES. The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

6.9 NO WAIVER BY BANK GROUP. No course of dealing between the Borrower and the Bank Group and no delay or omission by the Bank Group in exercising any right or remedy under this Amendment or the other Loan Documents or with respect to any indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Bank Group are cumulative.

6.10 SUCCESSORS AND ASSIGNS. The “Bank Group,” the Borrower and Intermediate shall include the successors or assigns of those parties, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein.

6.11 FURTHER ASSURANCES. From time to time, the Borrower shall take such action and execute and deliver to the Bank Group such additional documents, instruments, certificates and agreements as the Agent may reasonably request in order to give effect to this Amendment or the amendments contemplated herein.

6.12 SEVERABILITY. The provisions of this Amendment are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Amendment is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such provision or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

6.13 ENTIRE AGREEMENT. This Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions. This Amendment shall constitute a Loan Document for all purposes.

6.14 APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Sections 327(b) of the New York Civil Practice Laws and Rules.

6.15 CONSULTATION WITH COUNSEL. The Borrower and Intermediate represents to the Bank Group that it has discussed this Amendment with its counsel.

6.16 REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,”

“thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be deemed to be a Loan Document for all purposes.

6.17 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above, by their respective duly authorized officers.

BORROWERS:	EL POLLO LOCO, INC., a Delaware corporation

	By:	/s/

	Name:	Pamela R. Milner

	Title:	Vice President, General Counsel

EPL INTERMEDIATE, INC., a Delaware corporation

	By:	/s/

	Name:	Glenn Kaufman

	Title:	Vice President

GUARANTOR:	EPL HOLDINGS, INC., a Delaware corporation

	By:	/s/

	Name:	Glenn Kaufman

	Title:	Vice President

BANK GROUP:	SUNTRUST BANK, as the Agent, the Issuing Bank and a Lender

	By:	/s/

	Name:	Ken Bauchle

	Title:	Vice President

[signatures continued on next page]

FLEET NATIONAL BANK

By:	/s/ J. Nicholas Cole

Name:	J. Nicholas Cole
Title:	Managing Director

ORIX FINANCIAL SERVICES, INC.

By:	/s/ R. Terry Standifer

Name:	R. Terry Standifer
Title:	Vice President

GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION

By:	/s/ Greg Vieceli

Name:	Greg Vieceli
Title:	Sr. Vice President

HELLER FINANCIAL CORP.

By:	General Electric Capital Business Asset Funding Corporation, as Servicer

By:	/s/ Greg Vieceli

Name:	Greg Vieceli
Title:	Sr. Vice President

[signatures continued on next page]

TEXTRON FINANCIAL CORPORATION

By:	/s/ William T. Walton

Name:	William T. Walton
Title:	Assistant Vice President – Franchise Finance Div.

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Stephen W. Dunne

Name:	Stephen W. Dunne
Title:	Vice President